UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2013

MELLANOX TECHNOLOGIES, LTD.

(Exact name of registrant as specified in its charter)

Israel

(State or other jurisdiction of incorporation)

001-33299 (Commission File Number)	98-0233400 (IRS Employer Identification Number)

Beit Mellanox

Yokneam, Israel 20692

(Address of principal executive offices, including Zip Code)

+972-4-909-7200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

On May 14, 2013 (the “Signing Date”), Mellanox Technologies, Ltd., a company formed under the laws of Israel (“MTL”), and its wholly owned subsidiary Mellanox Technologies, Inc., a California corporation (“MTI,” and together with MTL, the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Karate Sub, Inc., a California corporation and wholly owned subsidiary of MTI (“Merger Sub”), Kotura, Inc., a California corporation (“Kotura”), and GF Private Equity Group, LLC, as the Shareholder Representative. Pursuant to the Merger Agreement, at the effective time of the acquisition (the “Effective Time”), Merger Sub will be merged with and into Kotura (the “Merger”), with Kotura continuing after the Merger as the surviving corporation and a wholly owned subsidiary of MTI.  The total cash purchase price payable in connection with the Merger will be approximately $82 million, subject to certain adjustments contemplated by the Merger Agreement.  In addition, the Company expects to assume approximately $8 million in equity awards in connection with the Merger.

The completion of the Merger is subject to approval of the Merger Agreement by the requisite shareholders of Kotura and the satisfaction or waiver of other customary closing conditions, including, among other things, the expiration or early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the approval of the Committee on Foreign Investment in the United States. The Company currently anticipates that the Merger will be completed during the second half of 2013.

Kotura and the Company have made customary representations and warranties and agreed to customary covenants in the Merger Agreement.  The Merger Agreement also contains certain termination rights in favor of the Company and/or Kotura.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Merger Agreement, which is filed as Exhibit 2.1 hereto and incorporated herein by reference. The Merger Agreement has been included to provide investors with information regarding its terms and is not intended to provide any other factual information about the Company or Kotura. The Merger Agreement contains representations and warranties by the Company and Kotura which have been made solely for the benefit of the contracting parties.  These representations and warranties (i) may be intended not as statements of fact, but rather as a means of allocating risk between the Company and Kotura should those statements prove to be inaccurate, (ii) have been qualified by disclosures made by each contracting party to other parties in connection with the negotiation of the Merger Agreement, (iii) may apply standards of materiality different from what may be considered material to investors, and (iv) were made only as of the date of the Merger Agreement or such other date(s) as may be specified in the Merger Agreement and may not reflect more recent developments. Accordingly, these representations and warranties may not describe the actual state of affairs at the date they were made or at any other time.

Item 8.01                                           Other Events.

On May 15, 2013, the Company and Kotura issued a joint press release announcing the execution of the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated May 14, 2013, by and among Mellanox Technologies, Ltd., Mellanox Technologies, Inc., Karate Sub, Inc., Kotura, Inc. and GF Private Equity Group, LLC.

99.1	Joint Press Release dated May 15, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 15, 2013	MELLANOX TECHNOLOGIES, LTD.

	By:	/s/ Jacob Shulman
	Name:	Jacob Shulman
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated May 14, 2013, by and among Mellanox Technologies, Ltd., Mellanox Technologies, Inc., Karate Sub, Inc., Kotura, Inc. and GF Private Equity Group, LLC.

99.1	Joint Press Release dated May 15, 2013.